Exhibit 99.2

eBay Inc.

Unaudited Pro Forma Financial Statement Information

On November 19, 2009, eBay Inc. (“eBay” or the “Company”) sold all of the share capital of Skype Luxembourg Holdings S.a.r.l., Skype Inc. and Sonorit Holdings, A.S. (collectively with their respective subsidiaries, the “Skype Companies”) to an entity organized and owned by an investor group led by Silver Lake and including Joltid Limited and certain of its affiliated parties, the Canada Pension Plan Investment Board and Andreessen Horowitz (the “Buyer”). The Company received cash proceeds of approximately $1.9 billion, a note from a subsidiary of the Buyer in the principal amount of $125.0 million and a 30 percent equity interest in the outstanding capital stock of the Buyer. The Company also purchased senior debt securities with a face value of $50.0 million as part of a Skype debt financing. We will account for the minority equity interest using the equity method of accounting.

The unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of September 30, 2009 set forth below has been presented to give effect to the sale of the controlling interest in the Skype Companies as if it had occurred on September 30, 2009. The unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 2008 and the nine month period ended September 30, 2009 set forth below have been presented after giving effect to the sale as if it had occurred on January 1, 2008, and do not assume any interest income on cash proceeds.

The unaudited pro forma financial statements have been derived from the historical audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2008 and interim financial statements in its Quarterly Report on Form 10-Q for the period ended September 30, 2009. The unaudited pro forma financial statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and were prepared to illustrate the estimated effects of the sale.

The unaudited pro forma financial statements have been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the sale occurred as of the periods presented. In addition, the unaudited pro forma financial statements do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2008 and interim financial statements in its Quarterly Report on Form 10-Q for the nine month period ended September 30, 2009.

eBay Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2008

(In thousands, except per share amounts)

	As Reported (a)	Skype Companies (b)	Pro Forma Adjustments		Pro Forma
Net revenues	$8,541,261	$(550,841)	$—		$7,990,420
Cost of net revenues	2,228,069	(284,202)	—		1,943,867

Gross profit	6,313,192	(266,639)	—		6,046,553

Operating expenses:
Sales and marketing	1,881,551	(91,481)	—		1,790,070
Product development	725,600	(31,124)	—		694,476
General and administrative	998,871	(51,067)	—		947,804
Provision for transaction and loan losses	347,453	(243)	—		347,210
Amortization of acquired intangible assets	234,916	(69,832)	—		165,084
Restructuring	49,119	—	—		49,119

Total operating expenses	4,237,510	(243,747)	—		3,993,763

Income from operations	2,075,682	(22,892)	—		2,052,790
Interest and other income (expense), net	107,882	(10,229)	(28,037	)(c)	89,451
			19,835	(d)

Income before income taxes	2,183,564	(33,121)	(8,202)		2,142,241
Provision for income taxes	(404,090)	(8,447)	(7,299	)(e)	(419,836)

Net income	$1,779,474	$(41,568)	$(15,501)		$1,722,405

Net income per share:
Basic	$1.37				$1.32

Diluted	$1.36				$1.31

Weighted average shares:
Basic	1,303,454				1,303,454

Diluted	1,312,608				1,312,608

eBay Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Nine Months Ended September 30, 2009

(In thousands, except per share amounts)

	As Reported (f)	Skype Companies (b)	Pro Forma Adjustments		Pro Forma
Net revenues	$6,356,430	$(508,377)	$—		$5,848,053
Cost of net revenues	1,809,067	(243,439)	—		1,565,628

Gross profit	4,547,363	(264,938)	—		4,282,425

Operating expenses:
Sales and marketing	1,359,277	(89,012)	—		1,270,265
Product development	605,126	(29,022)	—		576,104
General and administrative	797,966	(38,034)	—		759,932
Provision for transaction and loan losses	270,597	(1,387)	—		269,210
Amortization of acquired intangible assets	200,066	(47,390)	—		152,676
Restructuring	36,937	—	—		36,937

Total operating expenses	3,269,969	(204,845)	—		3,065,124

Income from operations	1,277,394	(60,093)	—		1,217,301
Interest and other income (expense), net	8,957	5,379	(16,671	)(c)	12,541
			14,876	(d)

Income before income taxes	1,286,351	(54,714)	(1,795)		1,229,842
Provision for income taxes	(252,160)	4,032	(5,474	)(e)	(253,602)

Net income	$1,034,191	$(50,682)	$(7,269)		$976,240

Net income per share:
Basic	$0.80				$0.76

Diluted	$0.80				$0.75

Weighted average shares:
Basic	1,288,150				1,288,150

Diluted	1,299,279				1,299,279

eBay Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Information

September 30, 2009

(In Thousands)

	As Reported (g)	Skype Companies (h)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$2,557,859	$(50,000)	$1,916,633	(i)	$4,374,492
			(50,000	)(j)
Short-term investments	601,443	—	—		601,443
Accounts receivable, net	419,982	(37,540)	—		382,442
Loans and interest receivable, net	511,809	—	—		511,809
Funds receivable and customer accounts	1,993,294	—	—		1,993,294
Other current assets	389,200	(22,389)	—		366,811

Total current assets	6,473,587	(109,929)	1,866,633		8,230,291
Long-term investments	479,285	—	708,768	(k)	1,238,053
			50,000	(j)
Property and equipment, net	1,293,775	(11,718)	—		1,282,057
Goodwill	8,016,465	(1,896,117)	—		6,120,348
Intangible assets, net	909,401	(71,664)	—		837,737
Other assets	183,859	(1,731)	125,000	(l)	307,128

Total assets	$17,356,372	$(2,091,159)	$2,750,401		$18,015,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$209,333	$(9,338)	$—		$199,995
Funds payable and amounts due to customers	1,993,294	—	—		1,993,294
Accrued expenses and other current liabilities	961,966	(96,337)	—		865,629
Deferred revenue and customer advances	231,992	(134,661)	—		97,331
Income taxes payable	50,093	(6,350)	—		43,743
Borrowings from credit agreement	200,000	—	—		200,000

Total current liabilities	3,646,678	(246,686)	—		3,399,992
Deferred and other tax liabilities, net	907,342	—	—		907,342
Other liabilities	51,185	(18,307)	—		32,878

Total liabilities	4,605,205	(264,993)	—		4,340,212

Total stockholders’ equity	12,751,167	(1,826,166)	2,750,401	(m)	13,675,402

Total liabilities and stockholders' equity	$17,356,372	$(2,091,159)	$2,750,401		$18,015,614

eBay Inc.

Unaudited Notes to the Pro Forma Condensed Consolidated

Statements of Income and Balance Sheet Information

a)	Represents Condensed Consolidated Statement of Income included in eBay’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008.

b)	Represents the operations of the Skype Companies while wholly owned by eBay during the respective periods presented.

c)	Represent income from eBay’s retained equity interest in the Skype Companies accounted for under the equity method of accounting.

d)	Represents interest income on a $125.0 million note from a subsidiary of the Buyer and $50.0 million in senior debt securities purchased as part of a Skype debt financing. The $125.0 million note carries an interest rate of 12% per annum paid in kind (accrued interest is included in the principal amount). The senior debt securities in the principal amount of $50.0 million carry an interest rate of Libor plus 700 basis points.

e)	Represents provision for income taxes on interest income.

f)	Represents Condensed Consolidated Statement of Income included in eBay’s financial statements included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2009.

g)	Represents Condensed Consolidated Balance Sheet included in eBay’s financial statements included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2009.

h)	Represents the balance sheet of the Skype Companies while wholly owned by eBay.

i)	Represents the contractual cash received as a result of the sale of the Skype Companies.

j)	Represents senior debt securities purchased as part of a Skype debt financing.

k)	Represents the estimated fair value of eBay’s 30 percent interest in the outstanding capital stock of the Buyer.

l)	Represents a note receivable from a subsidiary of the Buyer in connection with the sale of the Skype Companies.

m)	The estimated nonrecurring gain on the sale of the Skype Companies has been reflected in stockholders’ equity.